UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2014

Cole Credit Property Trust IV, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54939	27-3148022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective September 5, 2014 (the “Effective Date”), Simon J. Misselbrook was appointed chief financial officer and treasurer of Cole Credit Property Trust IV, Inc. (the “Company”) by the Company’s board of directors.
Mr. Misselbrook, age 36, previously served as the Company’s principal accounting officer from May 2011 until March 2014, as the Company’s senior vice president of accounting from March 2012 until March 2014 and as the Company’s vice president of accounting from May 2011 until March 2012. In addition, Mr. Misselbrook serves or served in the following positions for certain other programs sponsored by Cole Capital®:

Entity	Position(s)	Dates
Cole Credit Property Trust, Inc.	Senior vice president of accounting and principal accounting officer	March 2012 — May 2014
	Vice president of accounting and principal accounting officer	November 2010 — March 2012
Cole Credit Property Trust II, Inc.	Vice president of accounting and principal accounting officer	November 2010 — March 2012
Cole Real Estate Investments, Inc. (formerly known as Cole Credit Property Trust III, Inc.)	Senior vice president of accounting and principal accounting officer	March 2012 — February 2014
	Vice president of accounting and principal accounting officer	November 2010 — March 2012
Cole Credit Property Trust V, Inc.	Chief financial officer and treasurer	September 2014 — Present
Cole Real Estate Income Strategy (Daily NAV), Inc.	Chief financial officer, treasurer and principal accounting officer	September 2014 — Present
	Senior vice president of accounting and principal accounting officer	March 2012 — September 2014
	Vice president of accounting and principal accounting officer	November 2011 — March 2012
Mr. Misselbrook has worked in the real estate industry for more than 13 years, nine of which were specific to the real estate investment trust (“REIT”) industry. Prior to joining Cole Capital and its affiliates in November 2010, he held the position of audit manager at Deloitte & Touche, LLP in Los Angeles in the real estate group serving multiple clients including the world’s largest commercial real estate services firm, where he was the global engagement manager. Mr. Misselbrook earned his bachelor’s degree in accounting and tax, as well as a master’s degree in accounting science, from the University of South Africa. He is a Certified Public Accountant (licensed in the state of California), a Chartered Accountant (licensed in South Africa) and a member of the American Institute of Certified Public Accountants. He is an active participant in the REIT industry and participates in the Investment Program Association’s Non-Traded REIT Financial Standards Sub-Committee.
Mr. Misselbrook did not enter into an employment agreement with the Company in connection with his appointment as the Company’s chief financial officer, and the appointment of Mr. Misselbrook as chief financial officer of the Company was not made pursuant to any arrangement or understanding between Mr. Misselbrook and any other person. Mr. Misselbrook has not had any direct or indirect material interests in any transaction with the Company or to which the Company is a party or in any currently proposed transaction with the Company or to which the Company is a party. Mr. Misselbrook replaces D. Kirk McAllaster, Jr., who gave notice of his retirement from Cole Capital on August 29, 2014, including from his positions with the Company. Such resignation from the Company shall be effective as of the Effective Date. In addition, in connection with the appointment of Mr. Misselbrook and so that Gavin B. Brandon may focus on Cole Capital’s office and industrial-focused non-traded REITs, Mr. Brandon resigned as the Company’s principal accounting officer, effective as of the Effective Date.

Item 8.01	Other Events
The Company’s board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001712523 per share (which equates to approximately 6.25% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on October 1, 2014 and ending on December 31, 2014. The payment date for each of the daily distributions of the period commencing on October 1, 2014 and ending on October 31, 2014 will be in November 2014. The payment date for each of the daily distributions of the period commencing on November 1, 2014 and ending on November 30, 2014 will be in December 2014. The payment date for each of the daily distributions of the period commencing on December 1, 2014 and ending on December 31, 2014 will be in January 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2014	COLE CREDIT PROPERTY TRUST IV, INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer

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